Exhibit 99.1
Dollar Tree, Inc. Reports
Fourth Quarter and Full Year 2025 Results

•Q4 comparable store net sales growth of 5.0%
•Q4 diluted EPS from continuing operations of $2.56
•FY25 net sales growth of 10% and comparable store net sales growth of 5.3%
•FY25 diluted EPS from continuing operations of $5.94
•Q4 adjusted diluted EPS increased 21% to $2.56
•FY25 adjusted diluted EPS increased 13% to $5.75
•Returned $1.548 billion to shareholders through share repurchases in fiscal 2025
•Quarter to date share repurchases are $193 million
•Introducing fiscal 2026 outlook of comparable store net sales growth of 3% to 4% and adjusted EPS from continuing operations of $6.50 to $6.90
•Q1 fiscal 2026 outlook of 3% to 4% comparable store net sales growth and adjusted EPS from continuing operations of $1.45 to $1.60

CHESAPEAKE, Va. – March 16, 2026 – Dollar Tree, Inc. (NASDAQ: DLTR) today reported financial results for its fourth quarter ended January 31, 2026.

“Our strong results this quarter show that Dollar Tree remains America’s retail destination for value, convenience, and discovery – underscored by our 20th consecutive year of positive same store sales,” said Mike Creedon, Chief Executive Officer for Dollar Tree. “By delivering great value at low prices, with disciplined execution, we continue to expand our reach and drive long-term growth.”

Additional Business Highlights

•Opened 402 new Dollar Tree stores in fiscal 2025
•Converted or added about 2,400 stores to the Dollar Tree 3.0 multi-price format, ending the year with approximately 5,300 multi-price stores
•For the full year, generated $2.2B of net cash provided by operating activities from continuing operations and $1.1 billion of free cash flow

Fourth Quarter 2025 Key Operating Results (unaudited) (from continuing operations unless otherwise noted)
(Compared to same period fiscal 2024)	Q4 Fiscal 2025	Change

Net Sales	$5.5B	9.0%
Same-Store Net Sales Growth – Dollar Tree	5.0%
Operating Income	$695M	30.2%
Diluted EPS	$2.56	37.8%
Adjusted Operating Income[1]	$695M	10.7%
Adjusted Diluted EPS	$2.56	21.3%
[1]Adjustments for the fourth quarter of 2025 are strategic review costs and change in estimated software termination costs. See “Reconciliation of Non-GAAP Financial Measures” below for detailed schedules of these adjustments.

Fourth Quarter Results

Results for the fourth quarter ended January 31, 2026 are reported on a continuing operations basis and reflect the Family Dollar segment as discontinued operations. Continuing operations reflect the results of the Dollar Tree segment and corporate, support and other.

Unless otherwise noted, all comparisons are to the prior year’s fourth quarter, ended February 1, 2025 for the results of continuing operations.

Net sales increased 9.0% to $5.45 billion. Same-store net sales increased 5.0%, driven by a 6.3% increase in average ticket, partially offset by a 1.2% decline in traffic.

Gross profit increased 13.3% and gross profit margin increased 150 basis points to 39.1%. The improvement in gross margin was primarily driven by improved mark-on from pricing initiatives and lower domestic and import freight costs. These benefits were partially offset primarily by higher tariff costs.

Selling, general and administrative expenses decreased 10 basis points to 26.9% of total revenue. The decrease was primarily due to prior-year software impairments and contract termination costs, and lower stock compensation, partially offset by higher store payroll in support of pricing initiatives, higher general liability claims, and higher incentive compensation.

On an adjusted basis, which does not include strategic review costs, software impairments and termination costs, and the prior-year accelerated vesting of certain stock awards, the selling, general and administrative expense rate increased 170 basis points to 26.8% of total revenue.

Operating income increased 30.2%. Adjusted operating income increased 10.7%.

Transition services agreement income, net was $23.1 million for services provided between Dollar Tree and Family Dollar following the sale.

The Company’s effective tax rate was 24.4% compared to 25.9%. The adjusted effective tax rate was 24.3% compared to 24.8%.

Income from continuing operations was $511.7 million and diluted earnings per share from continuing operations was $2.56. On an adjusted basis, income from continuing operations was $512.1 million and adjusted diluted earnings per share was $2.56.

The Company repurchased 2.2 million shares of its common stock during the fourth quarter of fiscal 2025 for $232 million.

As of January 31, 2026, the Company had $1.8 billion remaining under its share repurchase authorization, $717.8 million of cash and cash equivalents, no commercial paper outstanding, and no borrowings under its credit facilities.

Year-to-Date Results

Results for the 52 weeks ended January 31, 2026 are reported on a continuing operations basis and reflect the Family Dollar segment as discontinued operations. Continuing operations reflect the results of our Dollar Tree segment and corporate, support and other.

Unless otherwise noted, all comparisons are to the prior fiscal year ended February 1, 2025 for the results of continuing operations.

Net sales increased 10.4% to $19.4 billion. Dollar Tree’s same-store sales increased 5.3%, driven by a 4.3% increase in average ticket and a 1.0% increase in traffic.

Gross profit margin increased 60 basis points compared to the prior year, primarily driven by improved mark-on from pricing initiatives, and lower domestic and import freight costs. These benefits were partially offset primarily by higher tariff costs, and higher markdowns.

Selling, general and administrative expenses were 28.2% of total revenue, compared to 27.5%.

On an adjusted basis, selling, general and administrative expenses were 28.1% of total revenue, compared to 26.9%.

Operating income increased 13.1% to $1.7 billion and operating income margin increased 20 basis points to 8.5%. Adjusted operating income increased 6.5% to $1.7 billion and adjusted operating income margin decreased 30 basis points to 8.6%.

The Company’s effective tax rate was 24.8% compared to 24.7%. Adjusted effective tax rate was 24.8% compared to 24.2% in the prior year.

Income from continuing operations was $1.2 billion and diluted earnings per share from continuing operations was $5.94. On an adjusted basis, income from continuing operations was $1.2 billion and adjusted diluted earnings per share was $5.75.

The Company repurchased approximately $1.6 billion of shares during fiscal 2025.

Fiscal 2026 Outlook

Our full-year fiscal 2026 outlook is presented on a continuing operations basis and reflects the operations of our Dollar Tree segment, including corporate, support and other.

For fiscal 2026, the Company expects:

•Net sales from continuing operations in the range of $20.5 to $20.7 billion, based on comparable store net sales growth in the range of 3 to 4%
•Approximately 400 new store openings and 75 closings
•Adjusted diluted earnings per share in the range of $6.50 to $6.90

First Quarter 2026 Outlook

The Company expects net sales from continuing operations for the first quarter will range from $4.9 billion to $5.0 billion, based on comparable store net sales growth in the range of 3% to 4%.

Adjusted diluted EPS for the first quarter 2026 is estimated to be in the range of $1.45 to $1.60.

Conference Call Information

On Monday, March 16, 2026, the Company will host a conference call to discuss its earnings results at 8:00 a.m. Eastern Time. The telephone number for the call is (877) 407-3943 or (201) 689-8855. A recorded version of the call will be available for seven days after the call and may be accessed by dialing (877) 660-6853 or (201) 612-7415. The access code is 13758753. A webcast of the call is also accessible through the Investor Relations portion of the Company’s website.

Supplemental financial information for the fourth quarter is available on the Investor Relations portion of the Company’s website, at https://corporate.dollartree.com/investors.

Dollar Tree, Inc., headquartered in Chesapeake, VA, is one of North America’s largest and most loved value retailers, known for delivering great value, convenience, and a “thrill-of-the-hunt” discovery shopping experience. With a team of approximately 150,000 associates, Dollar Tree operates more than 9,200 stores and 18 distribution centers across 48 contiguous states and seven Canadian provinces under the brands Dollar Tree and Dollar Tree Canada. The Company is committed to being a responsible steward of its business – supporting its people, serving its communities, and creating lasting value. To learn more about the Company, visit www.DollarTree.com.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). From time to time, the Company supplements the reporting of its financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP financial measures we have disclosed include adjusted selling, general and administrative expenses inclusive and exclusive of TSA income; adjusted selling, general and administrative expense rate inclusive and exclusive of TSA income; adjusted operating income (loss); adjusted operating income (loss) margin; adjusted income from continuing operations; adjusted diluted earnings per share; and adjusted effective tax rate, in each case with respect to our continuing operations; and free cash flow.

Reconciliations of the non-GAAP financial measures to the corresponding amounts prepared in accordance with GAAP appears in the tables under the heading “Reconciliation of Non-GAAP Financial Measures” below. These tables provide additional information regarding the adjusted measures.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy”, and similar expressions. For example, our forward-looking statements include statements relating to our business and financial outlook for fiscal 2026, including without limitation our expectations regarding net sales, comparable store sales and adjusted diluted earnings per share for the first fiscal quarter and full fiscal year 2026, and various factors that are expected to impact our quarterly and annual results of operations for fiscal 2026; the direct and indirect impacts of current and potential tariffs and other trade-related measures and our plans to mitigate those impacts; our plans and expectations regarding our business, including the impact of various initiatives, investments, and strategies on the company’s performance and prospects for long-term growth; and our other plans, objectives, expectations (financial and otherwise) and intentions. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 16, 2026, our Form 10-Q for the most recently ended fiscal quarter and other filings we make from time to time with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree, Inc.
Daniel Delrosario
Senior Vice President, Investor Relations and Treasurer
www.DollarTree.com
DLTR-E

DOLLAR TREE, INC.
FINANCIAL TABLES

T-1: Condensed Consolidated Income Statements	7

T-2: Condensed Consolidated Balance Sheets	8

T-3: Condensed Consolidated Statements of Cash Flows	9

T-4: Segment Information	10

T-5: Dollar Tree Segment Information	11

T-6: Reconciliation of Non-GAAP Financial Measures	12

T-6a: Reconciliation of Non-GAAP Financial Measures (continued)	13

T-7: Reconciliation of Non-GAAP Financial Measures – Continuing Operations	14

T-7a: Reconciliation of Non-GAAP Financial Measures – Continuing Operations (continued)	15

T-7b: Reconciliation of Non-GAAP Financial Measures – Continuing Operations (continued)	16

T-8: Reconciliation of Non-GAAP Financial Measures – Free Cash Flow	17

T-1
DOLLAR TREE, INC.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	13 Weeks Ended		52 Weeks Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Net sales	$5,446.1	$4,996.7	$19,395.7	$17,565.8
Other revenue	4.6	3.1	16.1	12.7
Total revenue	5,450.7	4,999.8	19,411.8	17,578.5
Expenses & other operating items
Cost of sales	3,315.5	3,116.9	12,345.0	11,284.1
Selling, general and administrative expenses	1,463.6	1,349.3	5,468.6	4,832.4
Transition services agreement income, net	23.1	—	54.9	—
Operating income	694.7	533.6	1,653.1	1,462.0
Interest expense, net	18.1	22.6	85.5	107.5
Other (income) expense, net	0.1	(29.3)	(61.9)	(29.1)
Income from continuing operations before income taxes	676.5	540.3	1,629.5	1,383.6
Provision for income taxes	164.8	140.1	404.2	341.1
Income from continuing operations	511.7	400.2	1,225.3	1,042.5
Income (loss) from discontinued operations, net of tax	(5.6)	(4,096.1)	57.2	(4,072.6)
Net income (loss)	$506.1	$(3,695.9)	$1,282.5	$(3,030.1)
Net earnings (loss) per share:
Basic from continuing operations	$2.57	$1.86	$5.95	$4.83
Basic from discontinued operations	(0.03)	(19.04)	0.28	(18.88)
Basic per share of common stock	$2.54	$(17.18)	$6.23	$(14.05)
Basic weighted average number of shares	199.1	215.1	205.8	215.7

Diluted from continuing operations	$2.56	$1.86	$5.94	$4.83
Diluted from discontinued operations	(0.03)	(19.03)	0.28	(18.86)
Diluted per share of common stock	$2.53	$(17.17)	$6.22	$(14.03)
Diluted weighted average number of shares	199.8	215.3	206.3	215.9

Selling, general and administrative expense rate	26.9%	27.0%	28.2%	27.5%
Transition services agreement income, net as a percentage of total revenue	0.4%	—%	0.3%	—%
Operating income margin	12.7%	10.7%	8.5%	8.3%
Income from continuing operations before income taxes as percentage of total revenue	12.4%	10.8%	8.4%	7.9%
Effective tax rate	24.4%	25.9%	24.8%	24.7%
Income from continuing operations as percentage of total revenue	9.4%	8.0%	6.3%	5.9%

The information for the year ended February 1, 2025 was derived from the audited consolidated financial statements as of that date.
The selling, general and administrative expense rate and operating income margin are calculated by dividing the applicable amount by total revenue.
Amounts in tables above may not recalculate due to rounding

T-2
DOLLAR TREE, INC.
Condensed Consolidated Balance Sheets
(In millions)

	January 31, 2026	February 1, 2025
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$717.8	$1,256.5
Merchandise inventories	2,495.4	2,672.0
Other current assets	233.0	169.8
Current assets of discontinued operations	—	5,008.9
Total current assets	3,446.2	9,107.2
Restricted cash	42.9	75.7
Property, plant and equipment, net	4,959.6	4,499.3
Operating lease right-of-use assets	4,435.1	4,146.4
Goodwill	423.2	421.2
Deferred income taxes, net	1.0	260.6
Other assets	158.2	133.6
Total assets	$13,466.2	$18,644.0
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$—	$1,000.0
Current portion of operating lease liabilities	1,000.2	960.7
Accounts payable	1,530.7	1,705.8
Income taxes payable	—	120.1
Other current liabilities	697.7	574.4
Current liabilities of discontinued operations	—	4,224.9
Total current liabilities	3,228.6	8,585.9
Long-term debt, net, excluding current portion	2,431.7	2,431.2
Operating lease liabilities, long-term	3,623.7	3,438.7
Deferred income taxes, net	153.3	—
Income taxes payable, long-term	29.7	28.2
Other liabilities	244.3	182.6
Total liabilities	9,711.3	14,666.6
Shareholders' equity	3,754.9	3,977.4
Total liabilities and shareholders' equity	$13,466.2	$18,644.0

The February 1, 2025 information was derived from the audited consolidated financial statements as of that date.

T-3
DOLLAR TREE, INC.
Condensed Consolidated Statements of Cash Flows
(In millions)

	52 Weeks Ended
	January 31, 2026	February 1, 2025
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$1,282.5	$(3,030.1)
Income (loss) from discontinued operations, net of tax	57.2	(4,072.6)
Income from continuing operations	$1,225.3	$1,042.5
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	648.1	526.9
Provision for deferred income taxes	147.4	49.3
Stock-based compensation expense	58.9	106.9
Impairments	9.0	52.1
Gain on insurance proceeds related to fixed assets	(41.0)	—
Other non-cash adjustments to income from continuing operations	92.9	20.0
Changes in operating assets and liabilities:
Merchandise inventories	130.6	(182.6)
Income taxes receivable	(13.7)	—
Other current assets	(65.7)	(32.8)
Other assets	(45.2)	(78.1)
Accounts payable	(178.1)	541.4
Income taxes payable	128.9	110.6
Other current liabilities	101.8	14.4
Other liabilities	63.1	45.4
Operating lease right-of-use assets and liabilities, net	(71.6)	(22.7)
Net cash provided by operating activities of continuing operations	2,190.7	2,193.3
Cash flows from investing activities:
Capital expenditures	(1,134.0)	(1,300.5)
Proceeds from sale of discontinued operations	680.0	—
Cash divested from sale of discontinued operations	(246.0)	—
Proceeds from insurance recoveries	50.0	50.0
Proceeds from (payments for) fixed asset disposition	1.3	1.1
Net cash used in investing activities of continuing operations	(648.7)	(1,249.4)
Cash flows from financing activities:
Principal payments for long-term debt	(1,000.0)	—
Debt-issuance costs	(3.8)	—
Proceeds from commercial paper notes	10,117.2	3,206.1
Repayments of commercial paper notes	(10,117.2)	(3,206.1)
Proceeds from stock issued pursuant to stock-based compensation plans	8.2	9.8
Cash paid for taxes on exercises/vesting of stock-based compensation	(13.3)	(21.1)
Payments for repurchase of stock	(1,548.0)	(400.0)
Net cash used in financing activities	(2,556.9)	(411.3)
Cash flows from discontinued operations:
Net cash provided by operating activities of discontinued operations	343.3	669.2
Net cash used in investing activities of discontinued operations	(79.8)	(446.0)
Net cash provided by discontinued operations	263.5	223.2
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.9	(1.8)
Net change in cash, cash equivalents and restricted cash	(750.5)	754.0
Cash, cash equivalents and restricted cash at beginning of period	1,511.2	757.2
Cash, cash equivalents and restricted cash at end of period	$760.7	$1,511.2

The information for the year ended February 1, 2025 was derived from the audited consolidated financial statements as of that date.

T-4
DOLLAR TREE, INC.
Segment Information
(In millions)

	13 Weeks Ended				52 Weeks Ended
	January 31, 2026		February 1, 2025		January 31, 2026		February 1, 2025
	(Unaudited)		(Unaudited)		(Unaudited)
Net Sales:
Dollar Tree	$5,446.1		$4,996.7		$19,395.7		$17,565.8
Corporate, support and other	—		—		—		—
Total net sales	$5,446.1		$4,996.7		$19,395.7		$17,565.8
Other revenue:
Dollar Tree	$—		$—		$—		$0.1
Corporate, support and other	4.6		3.1		16.1		12.6
Total other revenue	$4.6		$3.1		$16.1		$12.7
Total Revenue:
Dollar Tree	$5,446.1		$4,996.7		$19,395.7		$17,565.9
Corporate, support and other	4.6		3.1		16.1		12.6
Total revenue	$5,450.7		$4,999.8		$19,411.8		$17,578.5
Cost of sales:
Dollar Tree	$3,315.5	60.9%	$3,116.9	62.4%	$12,345.0	63.6%	$11,284.1	64.2%
Corporate, support and other	—	—%	—	—	—	—	—	—
Total cost of sales	$3,315.5	60.9%	$3,116.9	62.4%	$12,345.0	63.6%	$11,284.1	64.2%
Gross profit:
Dollar Tree	$2,130.6	39.1%	$1,879.8	37.6%	$7,050.7	36.4%	$6,281.7	35.8%
Corporate, support and other	—	—	—	—	—	—	—	—
Total gross profit	$2,130.6	39.1%	$1,879.8	37.6%	$7,050.7	36.4%	$6,281.7	35.8%
Selling, general and administrative expenses:
Dollar Tree	$1,302.4	23.9%	$1,120.7	22.4%	$4,877.8	25.1%	$4,193.2	23.9%
Corporate, support and other[1]	161.2	3.0	228.6	4.6	590.8	3.0	639.2	3.6
Total selling, general and administrative expenses	$1,463.6	26.9%	$1,349.3	27.0%	$5,468.6	28.2%	$4,832.4	27.5%
Transition services agreement income, net:
Dollar Tree	$—	—%	$—	—%	$—	—%	$—	—%
Corporate, support and other[1]	23.1	0.4%	—	—%	54.9	0.3%	—	—%
Total transition services agreement income, net	$23.1	0.4%	$—	—%	$54.9	0.3%	$—	—%
Operating income (loss):
Dollar Tree	$828.2	15.2%	$759.1	15.2%	$2,172.9	11.2%	$2,088.6	11.9%
Corporate, support and other[1]	(133.5)	(2.4)%	(225.5)	(4.5)%	(519.8)	(2.7)%	(626.6)	(3.6)%
Total operating income	$694.7	12.7%	$533.6	10.7%	$1,653.1	8.5%	$1,462.0	8.3%

The information for the year ended February 1, 2025 was derived from the audited consolidated financial statements as of that date.
[1]Corporate, support and other SG&A expenses, transition services agreement income, net and operating income (loss) shown as a percentage of total revenue for continuing operations
Amounts in tables above may not recalculate due to rounding.

T-5
DOLLAR TREE, INC.
Dollar Tree Segment Information
(Unaudited)

	13 Weeks Ended		52 Weeks Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Store Count:
Beginning	9,269	8,868	8,881	8,415
New stores	42	33	402	525
Stores converted from Family Dollar (a)	—	4	71	12
Closings	(29)	(24)	(72)	(71)
Ending	9,282	8,881	9,282	8,881
Selling Square Footage (in millions)	82.6	78.4	82.6	78.4
Growth Rate (Square Footage)	5.4%	7.3%	5.4%	7.3%

			52 Weeks Ended
			January 31, 2026	February 1, 2025
Sales per Square Foot (b)			$241	$232

(a)	Stores converted from a Family Dollar store to a Dollar Tree store are reflected in the table above when they re-opened as a Dollar Tree store.
(b)	Sales per square foot is calculated based on total net sales for the reporting period divided by the average selling square footage during the period.

T-6
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

From time-to-time, the Company discloses certain financial measures not derived in accordance with GAAP. These non-GAAP financial measures should not be used as a substitute for GAAP financial measures, or considered in isolation, for the purposes of analyzing operating performance, financial position, liquidity, or cash flows. The non-GAAP financial measures we have disclosed include adjusted selling, general and administrative expenses inclusive and exclusive of transition services agreement income, net; adjusted selling, general and administrative expense rate inclusive and exclusive of transition services agreement income, net; adjusted operating income (loss); adjusted operating income (loss) margin; adjusted income from continuing operations; adjusted diluted earnings per share; and adjusted effective tax rate, in each case with respect to our continuing operations. The Company believes providing additional information in these non-GAAP measures that exclude the unusual expenses described below is beneficial to the users of its financial statements in evaluating the Company's current operating results in relation to past periods. In addition, the Company's debt covenants exclude the impact of certain unusual expenses. The Company has included a reconciliation of these non-GAAP financial measures to the most comparable GAAP measures in the following tables.

1.)
During the fourth quarter of fiscal 2023, we announced that we had initiated a comprehensive store portfolio optimization review which involved identifying stores for closure, relocation or re-bannering based on an evaluation of current market conditions and individual store performance, among other factors. In connection with this portfolio optimization review, we incurred $2.3 million of consulting, severance, and other related costs in fiscal 2024.

2.)
During the first quarter of fiscal 2025, the Company entered into a definitive agreement to sell the Family Dollar business after completing a strategic review of alternatives for the banner in fiscal 2024. The sale was completed on July 5, 2025. We incurred consulting, legal and other expenses totaling $4.8 million and $15.5 million in the fourth quarter of fiscal 2025 and fiscal 2025 year-to-date, respectively, related to the sale and ongoing separation activities, including costs associated with optimizing the remaining Dollar Tree business post-divestiture. Costs associated with these activities incurred in the fourth quarter of fiscal 2024 and fiscal 2024 year-to-date totaled $9.1 million and $10.3 million, respectively.

3.)
During the first quarter of fiscal 2024, a tornado destroyed our Dollar Tree distribution center in Marietta, Oklahoma ("DC 8"). As a result of the destruction, we have incurred losses totaling $129.0 million, consisting of $70.0 million related to damaged inventory and $59.0 million related to property and equipment. These losses are fully insured and therefore not contemplated in the non-GAAP adjustments below. Since the end of the first quarter of fiscal 2024, we have received insurance proceeds totaling $120.0 million related to damaged inventory, and $100 million related to damage property, including $70.0 million in the first quarter of fiscal 2025. In the fourth quarter of fiscal 2024, we recorded a gain of $29.7 million for excess insurance proceeds received over the losses incurred. We recorded an additional gain in the first quarter of fiscal 2025 totaling $61.8 million for excess insurance proceeds received over the losses incurred. In the second quarter of fiscal 2024, we accrued $2.2 million of severance-related costs for employees at DC 8, and reduced our final severance accrual in the fourth quarter of fiscal 2024 by $0.2 million.

4.)
In connection with the decision to sell the Family Dollar business in the fourth quarter of fiscal 2024, the Company recorded software impairments and related contract termination costs of approximately $58.0 million related to dual-banner merchandising and store system projects that were not fully implemented and were cancelled. In the fourth quarter of fiscal 2025, we recorded changes to the estimated software termination costs, as those were no longer considered required.

5.)
In the fourth quarter of fiscal 2024, Richard W. Dreiling, Executive Chairman and Chief Executive Officer resigned from the Company. As a result, $27.1 million of expense was recognized in the fourth quarter of fiscal 2024 related to the accelerated vesting of an additional number of options pursuant to the terms of his Executive Agreement with the Company effective March 19, 2022, as amended January 25, 2023.

T-6a
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

In addition, the Company discloses free cash flow, a non-GAAP financial measure that we calculate as net cash provided by operating activities less capital expenditures. The Company believes free cash flow is an important indicator of our liquidity as it measures the amount of cash we generate from our business operations. Free cash flow may not represent the amount of cash flow available for general discretionary use, because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations. The Company has included a reconciliation of free cash flow to the most comparable GAAP measures in the following tables.

A reconciliation of the projected adjusted diluted EPS, which is a forward-looking non-GAAP financial measure, to the most directly comparable GAAP financial measure, is not provided because the company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. GAAP measures may include the impact of such items as litigation reserves; restructuring charges; goodwill and intangible asset impairments; natural disasters; our store portfolio optimization review and strategic review and pending sale of Family Dollar, and the tax effect of all such items. Historically, the company has excluded these items from non-GAAP financial measures. The company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as a decision to exit part of the business or reaching settlement of a legal dispute, are inherently unpredictable as to if or when they may occur. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could be material to future results.

T-7
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures - Continuing Operations
(In millions, except per share data)
(Unaudited)

	13 Weeks Ended		52 Weeks Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Reconciliation of Adjusted Selling, General and Administrative Expenses - Dollar Tree Segment
Selling, general and administrative expenses - GAAP	$1,302.4	$1,120.7	$4,877.8	$4,193.2
Deduct: Strategic review costs	(0.4)	(8.8)	(4.8)	(10.0)
Add/Deduct: Severance	—	0.2	—	(2.0)
Adjusted selling, general and administrative expenses (Non-GAAP)	$1,302.0	$1,112.1	$4,873.0	$4,181.2
Adjusted selling, general and administrative expense rate (Non-GAAP)	23.9%	22.3%	25.1%	23.8%

Reconciliation of Adjusted Operating Income - Dollar Tree Segment
Operating income (GAAP)	$828.2	$759.1	$2,172.9	$2,088.6
Add: Strategic review costs	0.4	8.8	4.8	10.0
Add/Deduct: Severance	—	(0.2)	—	2.0
Adjusted operating income (Non-GAAP)	$828.6	$767.7	$2,177.7	$2,100.6
Adjusted operating income margin (Non-GAAP)	15.2%	15.4%	11.2%	12.0%

Reconciliation of Adjusted Selling, General and Administrative Expenses, Exclusive of Transition Services Agreement Income, Net - Corporate, Support and Other
Selling, general and administrative expenses (GAAP)	$161.2	$228.6	$590.8	$639.2
Add/Deduct: Store closure costs	—	0.1	—	(2.3)
Deduct: Strategic review costs	(4.4)	(0.3)	(10.7)	(0.3)
Add/Deduct: Software impairments and termination costs	4.5	(58.3)	4.5	(58.3)
Deduct: Stock option acceleration cost	—	(27.1)	—	(27.1)
Adjusted selling, general and administrative expenses, exclusive of transition services agreement income, net (Non-GAAP)	$161.3	$143.0	$584.6	$551.2
Adjusted selling, general and administrative expense rate, exclusive of transition services agreement income, net (Non-GAAP)[2]	3.0%	2.9%	3.0%	3.1%

Reconciliation of Adjusted Selling, General and Administrative Expenses, Inclusive of Transition Services Agreement Income, Net - Corporate, Support and Other
Selling, general and administrative expenses (GAAP)	$161.2	$228.6	$590.8	$639.2
Add/Deduct: Store closure costs	—	0.1	—	(2.3)
Deduct: Strategic review costs	(4.4)	(0.3)	(10.7)	(0.3)
Add/Deduct: Software impairments and termination costs	4.5	(58.3)	4.5	(58.3)
Deduct: Stock option acceleration cost	—	(27.1)	—	(27.1)
Deduct: Transition services agreement income, net	(23.1)	—	(54.9)	—
Adjusted selling, general and administrative expenses, inclusive of transition services agreement income, net (Non-GAAP)	$138.2	$143.0	$529.7	$551.2
Adjusted selling, general and administrative expense rate, inclusive of transition services agreement income, net (Non-GAAP)[2]	2.5%	2.9%	2.7%	3.1%

[2]Corporate, support and other SG&A expenses and operating loss shown as a percentage of total revenue for continuing operations
Amounts in tables above may not recalculate due to rounding.

T-7a
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures - Continuing Operations
(In millions, except per share data)
(Unaudited)

	13 Weeks Ended		52 Weeks Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Reconciliation of Adjusted Operating Loss - Corporate, Support and Other
Operating loss (GAAP)	$(133.5)	$(225.5)	$(519.8)	$(626.6)
Add/Deduct: Store closure costs	—	(0.1)	—	2.3
Add: Strategic review costs	4.4	0.3	10.7	0.3
Add/Deduct: Software impairments and termination costs	(4.5)	58.3	(4.5)	58.3
Add: Stock option acceleration cost	—	27.1	—	27.1
Adjusted operating loss (Non-GAAP)	$(133.6)	$(139.9)	$(513.6)	$(538.6)
Adjusted operating loss margin (Non-GAAP)[2]	(2.5)%	(2.8)%	(2.6)%	(3.1)%

Reconciliation of Adjusted Selling, General and Administrative Expenses - Continuing Operations
Selling, general and administrative expenses (GAAP)	$1,463.6	$1,349.3	$5,468.6	$4,832.4
Add/Deduct: Store closure costs	—	0.1	—	(2.3)
Deduct: Strategic review costs	(4.8)	(9.1)	(15.5)	(10.3)
Add/Deduct: Severance	—	0.2	—	(2.0)
Add/Deduct: Software impairments and termination costs	4.5	(58.3)	4.5	(58.3)
Deduct: Stock option acceleration cost	—	(27.1)	—	(27.1)
Adjusted selling, general and administrative expenses (Non-GAAP)	$1,463.3	$1,255.1	$5,457.6	$4,732.4
Adjusted selling, general and administrative expense rate (Non-GAAP)	26.8%	25.1%	28.1%	26.9%

Reconciliation of Adjusted Operating Income - Continuing Operations
Operating income (GAAP)	$694.7	$533.6	$1,653.1	$1,462.0
Add/Deduct: Store closure costs	—	(0.1)	—	2.3
Add: Strategic review costs	4.8	9.1	15.5	10.3
Add/Deduct: Severance	—	(0.2)	—	2.0
Add/Deduct: Software impairments and termination costs	(4.5)	58.3	(4.5)	58.3
Add: Stock option acceleration cost	—	27.1	—	27.1
Adjusted operating income (Non-GAAP)	$695.0	$627.8	$1,664.1	$1,562.0
Adjusted operating income margin (Non-GAAP)	12.8%	12.6%	8.6%	8.9%

Reconciliation of Adjusted Income from Continuing Operations
Income from Continuing Operations (GAAP)	$511.7	$400.2	$1,225.3	$1,042.5
SG&A adjustments:
Add/Deduct: Store closure costs	—	(0.1)	—	2.3
Add: Strategic review costs	4.8	9.1	15.5	10.3
Add/Deduct: Severance	—	(0.2)	—	2.0
Add/Deduct: Software impairments and termination costs	(4.5)	58.3	(4.5)	58.3
Add: Stock option acceleration cost	—	27.1	—	27.1
Non-operating adjustment:
Deduct: Non-operating insurance gain	—	(29.7)	(61.8)	(29.7)
Provision for income tax adjustments	0.1	(9.9)	12.6	(11.2)
Adjusted income from continuing operations (Non-GAAP)	$512.1	$454.8	$1,187.1	$1,101.6
Adjusted income from continuing operations as percentage of total revenue (Non-GAAP)	9.4%	9.1%	6.1%	6.3%

[2]Corporate, support and other SG&A expenses and operating loss shown as a percentage of total revenue for continuing operations
Amounts in tables above may not recalculate due to rounding.

T-7b
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures - Continuing Operations
(In millions, except per share data)
(Unaudited)

	13 Weeks Ended		52 Weeks Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Reconciliation of Adjusted Diluted Earnings Per Share - Continuing Operations
Diluted earnings per share - continuing operations (GAAP)	$2.56	$1.86	$5.94	$4.83
SG&A adjustments:
Add/Deduct: Store closure costs	—	—	—	0.01
Add: Strategic review costs	0.02	0.04	0.08	0.05
Add/Deduct: Severance	—	—	—	0.01
Add/Deduct: Software impairments and termination costs	(0.02)	0.27	(0.02)	0.27
Add: Stock option acceleration cost	—	0.13	—	0.13
Non-operating adjustment:
Deduct: Non-operating insurance gain	—	(0.14)	(0.30)	(0.14)
Provision for income tax adjustments	—	(0.05)	0.06	(0.05)
Adjusted diluted earnings per share - continuing operations (Non-GAAP)	$2.56	$2.11	$5.75	$5.10

Reconciliation of Adjusted Effective Tax Rate - Continuing Operations
Effective tax rate (GAAP)	24.4%	25.9%	24.8%	24.7%
Add/deduct: tax impact of non-GAAP adjustments[3]	-0.1%	-1.1%	—%	-0.5%
Consolidated adjusted effective tax rate (non-GAAP)	24.3%	24.8%	24.8%	24.2%

[3]Relates to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant tax rates.
Amounts in tables above may not recalculate due to rounding.

T-8
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)
Reconciliation of Net Cash Provided by (Used in) Operating Activities of Continuing Operations to Free Cash Flow from Continuing Operations	13 Weeks Ended		52 Weeks Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Net cash provided by operating activities of continuing operations (GAAP)	$1,232.2	$857.6	$2,190.7	$2,193.3
Deduct:
Capital expenditures of continuing operations	(263.7)	(294.8)	(1,134.0)	(1,300.5)
Free cash flow from continuing operations (Non-GAAP)	$968.5	$562.8	$1,056.7	$892.8

Net cash used in investing activities of continuing operations (GAAP) (d)	$(255.7)	$(287.9)	$(648.7)	$(1,249.4)
Net cash provided by (used in) financing activities (GAAP)	$(853.4)	$1.6	$(2,556.9)	$(411.3)

(d)	Net cash provided by (used in) investing activities includes capital expenditures, which is included in our computation of free cash flow.